                                                          Exhibit (4)-5
                                                          ComEd Financing II
                                                          Form S-4 File No. 333-

                              CERTIFICATE OF TRUST


     The undersigned, the trustees of ComEd Financing II desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. (S) 3810, hereby certify as follows:

          1. The name of the business trust being formed hereby (the "Trust") is "ComEd Financing II".

          2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                    Wilmington Trust Company
                    Rodney Square North
                    1100 North Market Street
                    Wilmington, Delaware 19890

          3. This Certificate of Trust shall be effective as of the date of filing.

Dated:  November 19, 1996



                                                         John C. Bukovski
                                               ---------------------------------
                                               John C. Bukovski, as Trustee


                                                         Dennis F. O'Brien
                                               ---------------------------------
                                               Dennis F. O'Brien, as Trustee



                                               WILMINGTON TRUST COMPANY, as
                                                Trustee


                                               By: W. Chris Sponenberg
                                                   -----------------------------
                                                Name: W. Chris Sponenberg
                                                Title: Senior Financial Services
                                                         Officer